EXHIBIT 99.1
AMERICAN CLAIMS EVALUATION, INC. ANNOUNCES
NAME CHANGE TO AMERICAN LEARNING CORPORATION
JERICHO, NY, March 19, 2010: American Claims Evaluation, Inc. (Nasdaq:AMCE) (the “Company”) today announced that the Company changed its name from American Claims Evaluation, Inc. to American Learning Corporation, effective March 18, 2010.
The Company filed an information statement on Schedule 14C with the Securities and Exchange Commission to furnish shareholders with notification of the name change to “American Learning Corporation” on February 17, 2010. A Certificate of Amendment of the Certificate of Incorporation of the Company was filed with the Secretary of State of the State of New York on March 18, 2010. The Company’s common stock, par value $.01 per share, will now trade on the NASDAQ Capital Market under the symbol “ALRN”.
Gary Gelman, the Company’s Chairman and Chief Executive Officer, stated, “We are pleased to have successfully completed our name change to American Learning Corporation. We believe the change is in the best interest of our shareholders and will better reflect our primary services to the investor community at large.”
American Learning Corporation, through its wholly owned subsidiaries, Interactive Therapy Group Consultants, Inc. and Signature Learning Resources, Inc., offers a comprehensive range of services to children with developmental delays and disabilities.
For further information contact: Gary J. Knauer, Chief Financial Officer, American Learning Corporation, One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.